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(a) Independent Auditors' Consent



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 033-65381 of Allstate Life of New York Separate Account A (the "Account") of Allstate Life Insurance Company of New York (the "Company") on Form N-4 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Account), which is part of such Registration Statement, to the use of our report dated March 16, 2001 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 18, 2001